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                                                                   EXHIBIT 10.10

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                                PLACEWARE, INC

                          LOAN AND SECURITY AGREEMENT

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     This LOAN AND SECURITY AGREEMENT is entered into as of March 11, 1999, by and between SILICON VALLEY BANK ("Bank") and PLACEWARE, INC. ("Borrower").

                                   RECITALS
                                   --------

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1  Definitions. As used in this Agreement, the following terms shall
               -----------
have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means a cash advance under the Revolving Facility.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Bank Expenses" means all costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including; ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Borrowing Base" means an amount equal to seventy-five percent (75%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property described on Exhibit A attached
                                                            ---------
hereto.

               "Committed Revolving Line" means a credit extension of up to Seven Hundred Fifty Thousand Dollars ($750,000).

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               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

               "Credit Extension" means each Advance, letter of credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that
                                                                 --------
standards of eligibility may be fixed and revised from time to time by Bank as a consequence of any Collateral audits done pursuant to Section 6.3 in Bank's reasonable judgement and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

               (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States;

               (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

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               (h)  Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

               (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

               (k) Accounts the collection of which Bank reasonably determines to be doubtful.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "Equity Event" means the receipt by Borrower of the proceeds from the sale or issuance of equity securities in excess of Four Million Dollars ($4,000,000) pursuant to Borrower's Series C round of financing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder.

               "Event of Default" has the meaning assigned in Article 8.

               "Foreign Exchange Reserve" has the meaning set forth in Section
2.1.3 herein.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement or other relief.

               "Intellectual Property" means:

               (l)  Copyrights, Trademarks and Patents;

               (m) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (n) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               (o) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

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               (p)  All licenses or other rights to use any of the Copyrights,
Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (q) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               (r) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Lead Investor Term Sheet" means a term sheet evidencing the intention of an investor in Borrower to lead the next equity round of financing in form and substance satisfactory to Bank.

               "Letter of Credit" or "Letters of Credit" has the meaning set forth in Section 2.1.2 herein.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

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               "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Indebtedness secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed that lesser of the cost or fair market value of the equipment financed with such Indebtedness; and

               (d)  Subordinated Debt.

               "Permitted Investment" means;

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within on (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, and (iv) Bank's money market accounts.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's
                         --------
security interests;

               (c) Liens (i) upon or in any equipment, acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment in the ordinary course of business, or (ii) existing on such equipment at the time of its acquisition in the ordinary course of business, provided that the Lien is confined solely to the property so
             --------
acquired and improvements thereon, and the proceeds of such equipment; and

               (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or
                               ---------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                                       5
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               "Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

               "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

               "Revolving Maturity Date" means March 10, 2000.

               "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1.1 hereof.

               "Schedule" means the schedule of exceptions, attached hereto, if any.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any
                                   -----
determination is being made, be owned by Borrower, either directly or through an Affiliate.

               "Trademark" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

          1.2  Accounting Terms. All accounting terms not specifically defined
               ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT
          -------------------------

          2.1  Credit Extensions. Borrower promises to pay to the order of Bank
               -----------------
in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

               2.1.1  Revolving Advances.
                      ------------------

               (a) Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of the Committed Revolving Line or the Borrowing Base, minus the sum of (a) the face amount of all outstanding Letters of Credit
-----
(including drawn but unreimbursed Letter of Credit), and (b) Foreign Exchange Reserve. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1.1 shall be immediately due and payable. Borrower may prepay any advances without penalty or premium.

               (b)    Procedures. Whenever Borrower desires an Advance, Borrower
                      ----------
will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances
                          ---------
under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages

                                       6
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or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account.

               2.1.2  Letters of Credit.
                      -----------------

                      (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit (each a "Letter of Credit," collectively, the "Letters of Credit") for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of Five Hundred Thousand Dollars ($500,000) or the Borrowing Base, minus (ii) the
                                                           -----
Foreign Exchange Reserve, provided that in no event shall the face amount of
                          --------
outstanding Letters of Credit plus the Foreign Exchange Reserve plus the aggregate amount of outstanding Advances exceed either (i) the Committed revolving Line or (ii) the Borrowing Base. Each Letter of Credit shall have an expiry date no later than the Revolving Maturity Date. All Letters of Credit shall be in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard application and letter of credit agreement.

                      (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                      (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                      (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

               2.1.3  Foreign Exchange Contract; Foreign Exchange Settlements.
                      -------------------------------------------------------

                      (a) Subject to the terms of this Agreement, Borrower may enter into foreign exchange contracts (the "Exchange Contracts") not to exceed an aggregate amount of (i) the lesser of Five Hundred Thousand Dollars ($500,000) or the Borrowing Base, minus (ii) the face amount of outstanding
                                  -----
Letters of Credit (the "Contract Limit"), provided that in no event shall the
                                          --------
fact amount of outstanding Letters of Credit plus the Foreign Exchange Reserve plus the aggregate amount of outstanding Advances exceed either (i) the Committed Revolving Line or (ii) the Borrowing Base, pursuant to which Bank shall sell to or purchase from Borrower foreign currency on a spot or future basis. Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the Revolving Maturity Date. The amount available under the Committed Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days after the Determination Date, ten percent (10%) of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two (2) business days after the Determination Date, one hundred percent (100%) of the gross amount of the Exchange Contracts.

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

                    (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (i) that an Event of Default occurs or (ii) that there is no sufficient availability under the Committed Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities. Borrower agrees to reimburse Bank for reasonable fees, costs and expenses relating thereto to arising in connection therewith.

                    (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two (2) business day period to be more than (i) the lesser of the Committed Line or the Borrowing Base, minus (ii) the then outstanding principal balance of
                            -----
the Advances (including drawn but unreimbursed Letters of Credit), minus (iii)
                                                                   -----
the Foreign Exchange Reserve (the "Settlement Limit"), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit. Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

                        (i) if there is sufficient availability under the Committed Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign Exchange Foreign Reserve against the Committed Line; or

                        (ii) if there is insufficient availability under the committed Line, as to settlements within any two (2) business day period, provided that Bank, in its sole discretion, may: (A) verify good funds overseas prior to crediting Borrower's deposit account with Bank (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Bank prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).

                    (d) In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Bank upon settlement either to treat the settlement amount as an advance under the Committed Line, or to debit Borrower's account for the amount settled.

                    (e) Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

                    (f) Without limiting any of the other terms of this Agreement of any such standard form applications and agreement of Bank, Borrower agrees to indemnify Bank and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorney's fees of counsel of Bank's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby.

          2.2  Overadvances. If, at any time or for any reason, the amount of
               ------------
Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser (i) the Committed Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3  Interest Rates, Payments, and Calculations.

               (a)  Interest Rates.
                    --------------

                    (i) Advances. Except as set forth in Section 2.3(b), the
                        --------
Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to One Percent (1.0%) above the Prime Rate.

               (b)  Late Fee: Default Rate. If any payment is not made within
                    -----------------------
ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All

Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c) Payments. Interest hereunder shall be due and payable on the
                   --------
tenth (10th) calendar day of each month during the term hereof. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number ____________ for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. Bank shall deliver to Borrower statements of account in the ordinary course of business reflecting charges made hereunder.

               (d) Computation. In the event the Prime Rate is changed from time
                   -----------
to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4  Crediting Payments. Prior to the occurrence of an Event of
               ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account of Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  Fees. Borrower shall pay to Bank the following:
               ----

               (a) Facility Fee. A facility fee equal to Three Thousand Seven
                   ------------
Hundred Fifty Dollars ($3,750), which fee shall be due on the Closing Date and shall be fully earned and non-refundable.

               (b) Financial Examination and Appraisal Fees. Bank's customary
                   ----------------------------------------
fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral, provided that the cost of the initial audit shall not exceed One Thousand Five Hundred Dollars ($1,500), and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

               (c) Bank Expenses. Upon the date hereof, all Bank Expenses
                   -------------
incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorney's fees and expenses, as and when they become due.

          2.6  Additional Costs. In case any change in any law, regulation,
               ----------------
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement.

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby

(except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.7  Term. This Agreement shall become effective on the Closing Date
               ----
and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     3.   CONDITIONS OF LOANS.
          -------------------

          3.1  Conditions Precedent to Initial Credit Extension. The obligation
               ------------------------------------------------
of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a) this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c) a financing statement (Form UCC-1);

               (d) a warrant to purchase stock;

               (e) a negative pledge agreement;

               (f) an audit of the collateral, the results of which shall be satisfactory to Bank;

               (g) an insurance certificate;

               (h) evidence in form and substance satisfactory to Bank of due diligence discussions between Borrower and venture capital investors approved by Bank regarding their investment in Borrower;

               (i) payment of the fees and Bank Expenses then due specified in
Section 2.6 hereof; and

               (j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2  Conditions Precedent to all Credit Extensions. The obligation of
               ---------------------------------------------
Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

               (b) timely receipt by Bank of the invoices or other documents as provided in Section 2.2; and

               (c) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts refereed to in this Section 3.2(c).

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

          4.1  Grant of Security Interest. Borrower grants and pledges to Bank a
               --------------------------
continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower also hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its intellectual property as detailed in that certain Negative Pledge Agreement between Bank and Borrower dated as of March 11, 1999.

          4.2  Delivery of Additional Documentation Required. Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, inform satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3  Right to Inspect. Bank (through any of its officers, employees,
               ----------------
or agents) shall have the right upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than once a year (unless) an Event of Default has occurred and is continuing) to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

          5.1  Due Organization and Qualification. Borrower and each Subsidiary
               ----------------------------------
is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          5.2  Due Authorization; No Conflict. The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is party or by which Borrower is bound.

Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3  No Prior Encumbrances. Borrower has good and indefeasible title
               ---------------------
to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4  Bona Fide Eligible Accounts. The Eligible Accounts are bona fide
               ---------------------------
existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as and Eligible Account.

          5.5  Merchantable Inventory. All Inventory is in all material respects
               ----------------------
of good and marketable quality, free form all material defects.

          5.6  Name; Location of Chief Executive Office. Except as disclosed in
               ----------------------------------------
the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrowers is located at the address indicated in Section 10 hereof.

          5.7  Litigation. Except as set forth in the Schedule, there are no
               ----------
actions or proceedings pending by or against Borrower or any Subsidiary, before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower or such Subsidiary or Borrower's interest or Bank's security interest in the collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.8  No Material Adverse Change in Financial Statements. All
               --------------------------------------------------
consolidated financial statements related to Borrower or any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's or such Subsidiary's consolidated financial condition as of the date thereof and Borrower's or such Subsidiary's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower or Subsidiary since the date of the most recent of such financial statements submitted to Bank.

          5.9  Solvency. The fair saleable value of Borrower's assets (including
               --------
goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

          5.10 Regulatory Compliance. Borrower and each Subsidiary have met the
               ---------------------
minimum funding requirement of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standard Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.11 Environmental Condition. None of Borrower's or any Subsidiary's
               -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the bet of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.12  Taxes. Borrower and each Subsidiary have filed or cause to be
                -----
filed all tax returns required to be filed, and has paid, or has make adequate provision for the payment of, all taxes reflected therein.

          5.13  Subsidiaries. Borrower does not own any stock, partnership
                ------------
interest or other equity securities of any Person, except for Permitted Investments.

          5.14  Government Consents. Borrower and each Subsidiary have obtained
                -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's or such Subsidiary's business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

          5.15  Full Disclosure. No representation, warranty or other statement
                ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   AFFIRMATIVE COVENANTS
          ---------------------

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long Bank may have any commitment to make a Credit Extension hereunder. Borrower shall do all of the following:

          6.1   Good Standing. Borrower shall maintain its and each of its
                -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2   Government Compliance. Borrower shall meet, and shall cause
                ---------------------
each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3   Financial Statements, Reports, Certificates. Borrower shall
                -------------------------------------------
deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form acceptable to Bank and certified by a Responsible Officer, (b) as soon as available, but in any event within two hundred and twenty (220) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; and (d) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

     Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings.
                          ---------
of accounts receivable and accounts payable. Notwithstanding the foregoing, if outstanding Advances plus the face value of all outstanding Letters of Credit plus the Foreign Exchange Reserve equals an amount greater than or equal to fifty percent (50%) of the Borrowing Base, then within five (5) business days after the fifteenth, (15th) and thirtieth (30th) days of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged
                                     ---------
listings of accounts receivable and accounts payable.

     Bank shall have a right from time to time hereafter to audit Borrower's Account and appraise Collateral at Borrower's expense; provided that, such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing and that the cost of the initial audit shall not exceed One Thousand Five Hundred Dollars ($1,500).

          6.4  Inventory: Returns. Borrower shall keep all Inventory in good and
               ------------------
marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5  Taxes. Borrower shall make, and shall cause each Subsidiary to
               -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6  Insurance.
               ---------

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank for application to the Obligations.

          6.7  Principal Depository. Borrower shall maintain its principal
               --------------------
depository and operating accounts with Bank.

          6.8  Further Assurances. At any time and from time to time Borrower
               ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS
          ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitments to make any Credit Extensions, Borrower will not do any of the following without the consent of Bank which will not be unreasonably withheld:

          7.1  Dispositions. Convey, sell, lease, transfer or otherwise dispose
               ------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including intellectual property, other than: (i) Transfer of inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries, or (iii) Transfers of surplus, worn-out or obsolete Equipment.

          7.2  Change in Business. Engage in any business, or permit any of its
               ------------------
Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3  Mergers or Acquisitions. Merge or consolidate, or permit any of
               -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquired, all or substantially all of the capital stock or property of another Person, without the consent of Bank which shall not be unreasonably withheld.

          7.4  Indebtedness. Create, incur, assume or be or remain liable with
               ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5  Encumbrances. Create, incur, assume or suffer to exist any Lien
               ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6  Distributions. Pay any dividends or make any other distribution
               -------------
or payment on account of or in redemption, retirement or purchase of any capital stock.

          7.7  Investments. Directly or indirectly acquire or own, or make any
               -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8  Transactions with Affiliates. Directly or indirectly enter into
               ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

          7.9  Subordinated Debt. Make any payment in respect of any
               -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10 Inventory. Store the Inventory with a bailee, warehouseman, or
               ---------
similar party, unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing. Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement when needed to perfect Bank's security interest.

          7.11 Compliance. Become an "investment company" or be controlled by
               ----------
an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the collateral, or permit any of its Subsidiaries to do any of the foregoing.

     8.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement.

          8.1  Payment Default. If Borrower fails to pay, when due, any of the
               ---------------
Obligations;

          8.2  Covenant Default. If Borrower fails to perform any obligation
               ----------------
under Article 6, or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

          8.3  Material Adverse Change. If there occurs a material adverse
               -----------------------
change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4  Attachment. If any material portion of Borrower's assets is
               ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgement or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.5  Insolvency. If Borrower becomes insolvent, or if an Insolvency
               ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.6  Other Agreements. If there is a default in any agreement to which
               ----------------
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

          8.7  Subordinated Debt. If Borrower makes any payment on account of
               -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8  Judgments. If a judgment or judgments for the payment of money in
               ---------
an amount individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

          8.9  Misrepresentations. If any material misrepresentation or
               ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          9.1  Rights and Remedies. Upon the occurrence and during the
               -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Bank);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

               (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amount, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

               (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

               (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank, provided that Bank will give Borrower notice of such set-offs within a reasonable period of time thereafter;

               (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

               (h) Sell the Collateral at either a public or private sale, or both, with notice to Bank if required by law, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

               (i) Bank may credit bid and purchase at any public sale; and

               (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2  Power of Attorney. Effective only upon the occurrence and during
               -----------------
the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3  Accounts Collection. At any rime during the term of this
               -------------------
Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4  Bank Expenses. If Borrower fails to pay any amounts or furnish
               -------------
any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5  Bank's Liability for Collateral. So long as Bank complies with
               -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6  Remedies Cumulative. Bank's rights and remedies under this
               -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7  Demand; Protest. Borrower waives demand, protest, notice of
               ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable. Borrower does not waive its rights unrelated to the foregoing as otherwise provided in this Agreement.

     10.  NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:          PlaceWare, Inc.
                              1943 Landings Drive
                              Mountain View, CA 94043
                              Attn: Deborah Eudaley, CFO
                              FAX: (650) 526-6150

     with a copy to:          Gunderson Dettmer
                              Attorneys at Law
                              155 Constitution Drive
                              Menlo Park, CA 94025
                              Attn: Steve Spurlock
                              FAX: (650) 321-2800

     If to Bank:              Silicon Valley Bank
                              3003 Tasman Drive, P.O. Box 2607
                              Santa Clara, CA 95054-1191
                              Attn: Mr. Chris Stedman
                              FAX: (408) 496-2599

     Notwithstanding the foregoing, notice sent to Borrower in accordance with this Section 10 shall be effective despite any failure to provide a copy of such notice to Borrower's counsel. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH

PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS
          ------------------

          12.1  Successors and Assigns. This Agreement shall bind and inure to
                ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2  Indemnification. Borrower shall defend, indemnify and hold
                ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3  Time of Essence. Time is of the essence for the performance of
                ---------------
all obligations set forth in this Agreement.

          12.4  Severability of Provisions. Each provision of this Agreement
                --------------------------
shall be severable from every other provisions of this Agreement for the purpose of determining the legal enforceability of specific provision.

          12.5  Amendments in Writing, Integration. This Agreement cannot be
                ----------------------------------
amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6  Counterparts. This Agreement may be executed in any number of
                ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7  Survival. All covenants, representations and warranties made in
                --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8  Confidentiality. In handling any confidential information Bank
                ---------------
shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                             PLACEWARE, INC.


                                             By:   /s/ Deborah Eudaley
                                                -------------------------------

                                             Title:     CFO       3/12/99
                                                   ----------------------------


                                             SILICON VALLEY BANK


                                             By:   /s/ Chris Stedman
                                                -------------------------------

                                             Title:     CDS
                                                   ----------------------------

                                   EXHIBIT A

The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     1. All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     2. All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     3. All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     4. All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

     5. All documents, cash, deposit accounts, securities, financial assets, investment properties, securities accounts, securities entitlements, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     6. All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     7. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, trademarks, servicemarks and applications therefor, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present or future infringement of any of the foregoing; provided Collateral shall include the proceeds of any of the foregoing.

                                   EXHIBIT B

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

  TO:  CENTRAL CLIENT SERVICE DIVISION           DATE:________________________

  FAX#: (408) 496-2426                           TIME:________________________

--------------------------------------------------------------------------------

  FROM: PlaceWare, Inc.
        ----------------------------------------------------------------------
                            CLIENT NAME (BORROWER)

  REQUESTED BY:_______________________________________________________________
                           AUTHORIZED SIGNER'S NAME

  AUTHORIZED SIGNATURE:_______________________________________________________

  PHONE NUMBER:_______________________________________________________________

  FROM ACCOUNT #___________________  TO ACCOUNT #_____________________________

  REQUESTED TRANSACTION TYPE                        REQUEST DOLLAR AMOUNT
  --------------------------                        ---------------------

  PRINCIPAL INCREASE (ADVANCE)                      $_________________________
  PRINCIPAL PAYMENT (ONLY)                          $_________________________
  INTEREST PAYMENT (ONLY)                           $_________________________
  PRINCIPAL AND INTEREST (PAYMENT)                  $_________________________

  OTHER INSTRUCTIONS:_________________________________________________________
  ____________________________________________________________________________

  All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 BANK USE ONLY

  TELEPHONE REQUEST
  -----------------

  The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

  ________________________________           _________________________________
         Authorized Requester                          Phone #


  ________________________________           _________________________________
          Received By (Bank)                           Phone #


                       ________________________________
                          Authorized Signature (Bank)

--------------------------------------------------------------------------------

                                   EXHIBIT C
                          BORROWING BASE CERTIFICATE

________________________________________________________________________________

Borrower:  PlaceWare, Inc.               Lender:  Silicon Valley Bank

Commitment Amount:   $750,000.00

________________________________________________________________________________

ACCOUNTS RECEIVABLE
     1.  Accounts Receivable Book Value as of ___                  $__________
     2.  Additions (please explain on reverse)                     $__________
     3.  TOTAL ACCOUNTS RECEIVABLE                                 $__________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
     4.  Amounts over 90 days due                     $__________
     5.  Balance of 50% over 90 day accounts          $__________
     6.  Concentration Limits                         $__________
     7.  Foreign Accounts                             $__________
     8.  Governmental Accounts                        $__________
     9.  Contra Accounts                              $__________
     10. Promotion or Demo Accounts                   $__________
     11. Intercompany/Employee Accounts               $__________
     12. Other (please explain on reverse)            $__________
     13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                      $__________
     14. Eligible Accounts (#3 minus #13)                          $__________
     15. LOAN VALUE OF ACCOUNTS (75% of #14)                       $__________

BALANCES
     16. Maximum Loan Amount                                       $__________
     17. Total Funds Available [Lesser of #16 or #15]              $__________
     18. Present balance owing on Line of Credit                   $__________
     19. Outstanding under Sublimits ()                            $__________
     20. Outstanding under Sublimits (Letters of Credit)           $__________
     21. Outstanding under Sublimits (Foreign Exchange)            $__________
     22. RESERVE POSITION (#17 minus #18, #19, #20, and #21)       $__________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

                                                      --------------------------
COMMENTS:
                                                             BANK USE ONLY
                                                             -------------

                                                       Rec'd By:_______________
                                                                  Auth. Signer

PLACEWARE, INC.                                        Date:___________________

                                                       Verified:_______________
                                                                 Auth. Signer
By:_________________________
       Authorized Signer                               Date:___________________

                                                       ________________________

                                                      --------------------------

                        AGREEMENT TO PROVIDE INSURANCE

Grantor:   PlaceWare, Inc.                       Bank:   Silicon Valley Bank

================================================================================

INSURANCE REQUIREMENTS. PlaceWare, Inc. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

     Collateral:         All Inventory, Equipment and Fixtures.
     Type:               All risks, including fire, theft and liability.
     Amount:             Full insurable value.
     Basis:              Replacement value.
     Endorsements:       Loss payable clause to Bank with stipulation that
                         coverage will not be canceled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of March 11, 1999, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED MARCH 11, 1999.

GRANTOR:

PLACEWARE, INC.


x   /s/ Deborah Eudaley     3/12/99
  ----------------------------------
  Authorized Officer

    ==========================================================================

                               FOR BANK USE ONLY
                            INSURANCE VERIFICATION

     DATE: _____________________                  PHONE: ___________________
     AGENT'S NAME: _________________________________________________________
     INSURANCE COMPANY: ____________________________________________________
     POLICY NUMBER: ________________________________________________________
     EFFECTIVE DATES: ______________________________________________________
     COMMENTS: _____________________________________________________________

    ==========================================================================

                        CORPORATE RESOLUTIONS TO BORROW

________________________________________________________________________________

Borrower:    PlaceWare, Inc.

________________________________________________________________________________

     I, the undersigned Secretary or Assistant Secretary of PlaceWare, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of DELAWARE.

     I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

     BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below.

         NAMES                     POSITIONS               ACTUAL SIGNATURES
--------------------------------------------------------------------------------
  Barry James Folsom                  CEO                /s/ Barry James Folsom
----------------------      -----------------------     ------------------------
   Deborah Eudaley                    CFO                  /s/ Deborah Eudaley
----------------------      -----------------------     ------------------------
    Michael Jordan               VP Engineering             /s/ Michael Jordan
----------------------      -----------------------     ------------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     Borrow Money. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgement should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of March 11, 1999 (the "Loan Agreement").

     Execute Notes. To execute and deliver to Bank the promissory note or notes of the Corporation on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     Letters of Credit; Foreign Exchange. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

     Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     IN WITNESS WHEREOF, I have hereunto set my hand on March 11, 1999, and attest that the signatures set opposite the names listed above are their genuine signatures.

                                         CERTIFIED TO AND ATTESTED BY:



                                         X     /s/ Steven M. Spurlock
                                           -------------------------------

================================================================================

Attachment 1 - Articles of Incorporation
Attachment 2 - Bylaws

                           NEGATIVE PLEDGE AGREEMENT

     This Negative Pledge Agreement is made as of March 11, 1999, by and between PlaceWare, Inc. ("Borrower") and Silicon Valley Bank ("Silicon").

     In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Silicon, Borrower agrees as follows:

     1. Borrower shall not, without the consent of Bank which will not be unreasonably withheld, sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

          a. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

          b. All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

          c. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created acquired or held;

          d. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

          e. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

          f. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

          g. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          h. All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

          i. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

          j. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

     2. Notwithstanding the foregoing, Borrower may, in the ordinary course of business, grant non-exclusive licenses for the use of its intellectual property and develop intellectual property for the ownership of others without any prior consent from Silicon.

     3. It shall be an Event of Default under the Loan Documents between Borrower and Silicon if there is a breach of any term of this Negative Pledge Agreement.

     4. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

PLACEWARE, INC.

By:   /s/ Deborah Eudaley
   --------------------------

Name:  CFO
     ------------------------

Title:  DEBORAH EUDALEY
      -----------------------


SILICON:

SILICON VALLEY BANK

By:   /s/ Chris Stedman
   --------------------------

Name:  Chris Stedman
     ------------------------

Title:  AVP
      -----------------------

                          LOAN MODIFICATION AGREEMENT


     This Loan Modification Agreement is entered into as of April 30, 1999, by and between Placeware, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Borrower and Bank are parties to,
     ------------------------------------
among other documents, a Loan and Security Agreement, dated March 11, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of $750,000. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
     ----------------------------------------
secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement
          ---------------------------------

          1. Section 2.1.4 entitled "Cash Management Services Sublimit" is hereby amended to read, in its entirety, as follows:

               Cash Management Services Sublimit.
               ---------------------------------

               Borrower may utilize up to an aggregate amount not to exceed $150,000 for Cash Management Services provided by Lender, which services will include the business credit card services as defined in certain cash management service agreements provided to Borrower from time to time in connection herewith (a "Cash Management Service", or the "Cash Management Services"). All amounts actually paid by Bank in respect of a Cash Management Service or Cash Management Services shall, when paid, constitute an Advance under the Committed Revolving Line.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     ------------------
wherever necessary to reflect the changes described above.

5.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of

Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:

PLACEWARE, INC.                          SILICON VALLEY BANK


By:                                        By:
   __________________________________         ________________________________
Name:                                      Name:
     ________________________________           ______________________________
Title:                                     Title:
      _______________________________            _____________________________

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of January 24, 2000, by and between Placeware, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Borrower and Bank are parties to,
     ------------------------------------
among other documents, a Loan and Security Agreement, dated March 11, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of $750,000. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
     ----------------------------------------
secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
     ------------------------------

     A.   Modification(s) to Loan Agreement
          ---------------------------------

          1. The following defined terms under Section 1.1 entitled "Definitions" are hereby amended/incorporated as follows:

               "Borrowing Base" means an amount equal to eighty percent 80% of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

               "Committed Revolving Line" means a credit extension of up to Two Million Five Hundred Thousand Dollars ($2,500,000).

               "Deferred Revenue" is all amounts received in advance of performance under contracts and not yet recognized as revenue.

               "Revolving Maturity Date" means January 24, 2001.

          2. Sub letter (b) under Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended as follows:

               (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;

          3. The third paragraph under Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended as follows:

               Bank shall have the right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that, such audits will be conducted no more than every year unless an Event of Default has occurred and is continuing. The initial audit shall take place within 30 days of the date of this Agreement.

          4. Section 6.9 entitled "Financial Covenants" is hereby incorporated into the Agreement as follows:

               6.9   Financial Covenants.

               Borrower will maintain as of the last day of each month, unless otherwise noted:

               Quick Ratio (Adjusted). A ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.75 to 1.0.

               Revenue (measured quarterly). A minimum revenue within 25% of the projected financial plan submitted to Bank prior to January 31/st/ of each year as acceptable to Bank.

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
     ------------------
wherever necessary to reflect the changes described above.

5.   PAYMENT OF LOAN FEE.  Borrower shall pay to Bank a fee in the amount of
     -------------------
Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00) (the "Loan Fee").

6.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
     -----------------------
below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
     -------------------
below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.   CONDITIONS.  The effectiveness of this Loan Modification Agreement is
     ----------
conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                BANK:

PLACEWARE, INC.                          SILICON VALLEY BANK

By:                                        By:
   __________________________________         ________________________________
Name:                                      Name:
     ________________________________           ______________________________
Title:                                     Title:
      _______________________________            _____________________________

[LOGO]

                              SILICON VALLEY BANK


                       PRO FORMA INVOICE FOR LOAN CHARGES



BORROWER:             PLACEWARE, INC.


LOAN OFFICER:         Chris Stedman


DATE:                 December 22, 1999

                      Loan Fee                    $12,500.00
                      Documentation Fee           $   250.00

                      TOTAL FEE DUE               $12,750.00
                      -------------               ==========

Please indicate the method of payment:

        { }  A check for the total amount is attached.

        {X}   Debit DDA #3300032324 for the total amount.
                        -----------




---------------------------------------
Authorized Officer             (Date)


---------------------------------------
Silicon Valley Bank            (Date)
Account Officer's Signature

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                           WARRANT TO PURCHASE STOCK

Corporation: PLACEWARE, INC.
Number of Shares: see below
Class of Stock: see below
Initial Exercise Price: see below
Issue Date: March 11, 1999
Expiration Date: March 11, 2007

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, unless on or before July 1, 1999 (i) the corporation (the "Company") provides Bank with a Lead Investor Term Sheet or
(ii) the Equity Event occurs (both "Lead Investor Term Sheet" and "Equity. Event" shall be as defined in that certain Loan and Security Agreement between the Company and the Holder, dated as of the Issue Date (the "Loan Agreement")), then, once any Advances (as defined in the Loan Agreement) have been made and prior to the Expiration Date, Silicon Valley Bank ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation at the Initial Exercise Price per share (the "Warrant Price") all as set forth herein and as adjusted pursuant to
Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

The Warrant Price shall be equal to the price per share at which the company, after the date hereof, first sells its equity securities in an offering or series of related offerings in which the net proceeds to the Company is not less than Four Million Dollars (such offering being the "Next Round", and the price per share at which the company sells such securities being the "Next Round Price"), and the shares shall be of the class of securities issued in the Next Round; provided that if the Next Round is not completed on or before March 11, 2000, the Warrant Price shall be the Next Round Price or the lowest price per share at which the Company has sold any shares of its Series B, whichever is less, and the shares shall be Series B. On July 1, 1999, if exercisable, this Warrant shall be exercisable for a number of Shares equal to the quotient derived by dividing $22,500 by the Warrant Price.

Notwithstanding the foregoing, on the 1st of each month beginning on August 1, 1999 and continuing until the Equity Event occurs or all the Company's Obligations (as defined in the Loan Agreement) under the Loan Agreement are satisfied, this Warrant shall be exercisable for an additional number of Shares equal to the quotient derived by dividing $7,500 by the Warrant Price. The number of shares for which this Warrant shall be exercisable shall increase by such amount each month but shall in no event exceed the quotient derived by dividing $45,000 by the Warrant Price.

ARTICLE 1. EXERCISE.
           ---------

     1.1   Method of Exercise. Holder may exercise this Warrant by delivering a
           ------------------
duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2   Conversion Right. In lieu of exercising this Warrant as specified in
           ----------------
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

     1.3   No Rights of Shareholder. This Warrant does not entitle Holder to
           ------------------------
any voting rights as a shareholder of the Company prior to the exercise hereof.

     1.4   Fair Market Value. If the Shares are traded in a public market, the
           -----------------
fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgement. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking or public accounting firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     1.5   Delivery of Certificate and New Warrant. Promptly after Holder
           ---------------------------------------
exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.6   Replacement of Warrants. On receipt of evidence reasonably
           -----------------------
satisfactory the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.7   Repurchase on Sale, Merger, or Consolidation of the Company.
           -----------------------------------------------------------

           1.7.1  "Acquisition". For the purpose of this Warrant,
                   -----------
"Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

           1.7.2  Assumption of Warrant. Upon the closing of any Acquisition the
                  ---------------------
successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.
            -------------------------

     2.1    Stock Dividends, Splits, Etc. If the Company declares or pays a
            ----------------------------
dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2    Reclassification, Exchange or Substitution. Upon any
            ------------------------------------------
reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3    Adjustments for Combinations, Etc. If the outstanding Shares are
            ---------------------------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

     2.4    Adjustments for Diluting Issuances. The number of shares of common
            ----------------------------------
stock issuable upon conversion of the Shares shall be subject to adjustment, from time to time in the manner set forth in the Company's Amended and Restated Articles of Incorporation in effect on the Issue Date.

     2.5    No Impairment. The Company shall not, by amendment of its Articles
            -------------
of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

     2.6    Fractional Shares. No fractional Shares shall be issuable upon
            -----------------
exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

     2.7    Certificate as to Adjustments. Upon each adjustment of the Warrant
            -----------------------------
Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The

Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.  REPRESENTATIONS AND CONVENANTS OF THE COMPANY.
            ---------------------------------------------

     3.1    Representations and Warranties. The Company hereby represents and
            ------------------------------
warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company shall at all times reserve a sufficient number of shares of stock for issuance upon Holder's exercise of its rights hereunder.

     3.2    Notice of Certain Events. If the Company proposes at any time (a) to
            ------------------------
declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in the (e) above, the same notice as is given to the holders of such registration rights.

     3.3    Information Rights. So long as the Holder holds this Warrant and/or
            ------------------
any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual financial statements of the Company.

     3.4    Registration Under Securities Act of 1933, as amended. The Company
            -----------------------------------------------------
hereby grants to Holder the same piggyback registration rights granted to the purchasers of the Series B Preferred Stock.

ARTICLE 4.  MISCELLANEOUS.
            -------------

     4.1    Term. This Warrant is exercisable, in whole or in part, at any time
            ----
and from time to time on or before the Expiration Date set forth above.

     4.2    Legends. This Warrant and the Shares (and the securities issuable,
            -------
directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED

     WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3    Compliance with Securities Laws on Transfer. This Warrant and the
            -------------------------------------------
Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     4.4    Transfer Procedure. Subject to the provisions of Section 4.2. Holder
            ------------------
may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     4.5    Notices. All notices and other communications from the Company to
            -------
the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

     4.6    Waiver. This Warrant and any term hereof may be changed, waived,
            ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7    Attorneys Fees. In the event of any dispute between the parties
            --------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney's fees.

     4.8    Governing Law. This Warrant shall be governed by and construed in
            -------------
accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                                           PLACEWARE, INC

                                           By:  [ILLEGIBLE]^^
                                              ------------------------------

                                           Title:  CFO
                                                 ---------------------------

                                  APPENDIX 1

                              NOTICE OF EXERCISE
                              ------------------

     1. The undersigned hereby elects to purchase _________ shares of the Stock of ______________________________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ____________________________of the Shares covered by the Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                         _____________________________
                                     (Name)


                        _____________________________
                        _____________________________
                                   (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                             ________________________________
                                             (Signature)

_________________________
(Date)